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                                                                   EXHIBIT 23.05



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


HOUSEHOLD INTERNATIONAL, INC.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 to be filed with the Securities and Exchange Commission on or about June 1, 1998, of our report dated January 21, 1998, included in Household International, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



                                       /s/ Arthur Andersen LLP


Chicago, Illinois
June 1, 1998